UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2026

AmpliTech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40069	27-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Plant Avenue, Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

(631)-521-7831

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AMPG	The Nasdaq Stock Market LLC
Series A Right to purchase one share of common stock	AMPGR	The Nasdaq Stock Market LLC
Series B Right to purchase one share of common stock	AMPGZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2026, pursuant to the recommendation of the Compensation Committee of the Board of Directors of AmpliTech Group, Inc. (the “Company”), the Board of Director approved the annual performance milestones to determine eligibility for, and the amount of, annual performance bonuses for the named executive officers of the Company for the fiscal year ending 2026 and onward (the “Bonus Plan”). The purpose of the adoption of the Bonus Plan is to incentivize and reward executive officers for achieving specified financial, operational, and strategic objectives.

The Bonus Plan sets the amount of bonus each fiscal year each named executive officer is eligible to receive and the performance criteria for such bonus, which is based on the following three metrics: annual revenue, EBITDA/gross margin, and employee retention. All of the Company’s named executive officers are eligible to participate in the annual bonus plan. The target bonuses set for the named executive officers under the Bonus Plan are as follows: (1) Fawad Maqbool, Chief Executive Officer, 75% of base annual salary and (2) Louisa Sanfratello, Chief Financial Officer, and Jorge Flores, Chief Operating Officer, 45% of base annual salary. The performance weightings for the executive management team are 50% for the revenue metric, 35% for the operating profit metric (based on EBITDA/gross margin) and 15% for employee retention metric. If the performance of any metrics does not meet the applicable minimum threshold for that measure, no award will be earned for that measure. If the minimum threshold is achieved, the target bonus will apply. For each minimum metric obtained, the weighted percentage will apply linearly, then all line metrics percentage achieved are added to calculate final percentage for the final bonus calculation. If the maximum metric performance is achieved, for each metric achieved, 10% will be added to each line metric with the maximum bonus being equal to 105% for Mr. Maqbool, and 75% for Ms. Sanfratello and Mr. Flores.  Calculation of bonus for performance between minimum and maximum thresholds will be determined by linear interpolation. In addition, upon Board approval at the recommendation of the Compensation Committee, a discretionary bonus for a maximum of 85% of annual base salary may also be awarded to Mr. Fawad, and a maximum of 55% of annual base salary may be awarded to Ms. Sanfratello and Mr. Flores.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLITECH GROUP INC.

Date: March 16, 2026	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	Chief Executive Officer